For Immediate Release

Ferro to Webcast Presentation from
Gabelli & Company 3rd Annual Specialty Chemical Conference

MAYFIELD HEIGHTS, Ohio – November 11, 2011 – Ferro Corporation (NYSE: FOE) plans to webcast a presentation by James F. Kirsch, Chairman, President and Chief Executive Officer, on Friday, November 18, 2011, at 9:00 a.m. ET from the Gabelli & Company 3rd Annual Specialty Chemical Conference in New York, NY. The audio presentation and presentation slides will be webcast live and can be accessed from the “Investor Information” portion of Ferro’s Web site at:

http://www.ferro.com

Audio replays of the presentation will be available at this site for 30 days. The presentation slides can also be viewed and downloaded from this link, beginning at 8:00 a.m. ET on November 18.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including electronics, solar energy, telecommunications, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products.

Headquartered in Mayfield Heights, Ohio, the Company has approximately 5,000 employees globally and reported 2010 sales of $2.1 billion.

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INVESTOR CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-5488
E-mail: david.longfellow@ferro.com

MEDIA CONTACT:
Mary Abood
Director, Corporate Communications, Ferro Corporation
Phone: 216-875-5401
E-mail: mary.abood@ferro.com